                                                                Exhibit 4.1


              THIS AMENDMENT NO. 1 (this "Amendment"), dated as of March 29, 1996, to the Loan and Security Agreement, dated as of November 7, 1994 (the "Loan Agreement"; certain defined terms are used herein as defined therein), between Truck Retail Instalment Paper Corp. ("Trip") and NFC Asset Trust (the "Trust").


                            W I T N E S S E T H :


              WHEREAS, Trip and the Trust are parties to the Loan Agreement and desire to amend certain provisions of the Loan Agreement in the manner and as more fully set forth herein; and

              WHEREAS, Trip and the Trust have received the written consent of the Administrator, the Administrative Agent and the Majority Lenders to this Amendment No.1;

              NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

              1. Amendment of Section 7.9 of the Loan Agreement. Section 7.9 of the Loan Agreement is hereby amended by deleting the reference to "$13,380,000" on the seventh line of Section 7.9 of the Loan Agreement and inserting in lieu thereof "$18,000,000".

              2. Ratification and Confirmation of the Loan Agreement. Except as so modified pursuant to this Amendment No. 1, the Loan Agreement is ratified and confirmed in all respects.

              3. Effective Date. This Amendment shall become effective on and as of March 29, 1996 (the "Effective Date") when counterparts hereof, signed by each of the parties hereto, have been delivered to the Administrative Agent.

              4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

              5. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

              6. Representations and Warranties. Trip represents and warrants that:

              (a) the representations and warranties of Trip contained in the Loan Agreement (as amended hereby) are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date; and

              (b) no Financing Loan Default has occurred and is continuing on and as of the Effective Date.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   NFC ASSET TRUST

                                   By:  CHEMICAL BANK DELAWARE, not in its
                                        individual capacity but solely as
                                        Owner Trustee



                                   By: /s/ J. J. Cashin
                                       Title:  Senior Trust Officer

                                    TRUCK RETAIL INSTALMENT PAPER CORP.



                                    By: /s/ R. W. Cain
                                        Title:  Vice President & Treasurer

Consented to:

NAVISTAR FINANCIAL CORPORATION,
  as Administrator


By: /s/ R. W. Cain
    Title:  Vice President & Treasurer